Exhibit 10.6

Liability Acknowledgment Agreement

THIS LIABILITY ACKNOWLEDGMENT AGREEMENT (this “Agreement”), is entered into on October 31, 2014, by and between Steve Geary (“Creditor”) and Valuesetters, Inc., a Utah corporation, (the “Company”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.                  Creditor is owed an aggregate of $31,679.51 for varies loans made to the Company and unpaid expense reports (the “Payables”).

2.                  Creditor and Company wish to acknowledge the Payables, which are recorded on the Companies books, and the terms of the Payables.

3.                  Company hereby acknowledges it owes Creditor $31,679.51.

4.                  Creditor hereby acknowledges that the Payables are not in default, are not interest bearing and that the Company may pay cash for them or settle them in another matter when the Company has the appropriate resources to do so.

5.                  This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

Steve Geary, an individual By: /s/ Steve Geary Name: Steve Geary	Valuesetters, Inc. By: /s/ Manuel Teixeira Name: __Manuel Teixeira Title: CEO